SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                          June 22, 2004 (June 7, 2004)


                              SEVEN VENTURES, INC.
               (Exact Name of Registrant as Specified in Charter)



        Nevada                       333-1026D                       87-0425514
(State or Other Jurisdiction    (Commission File Number)           (IRS Employer
of Incorporation)                                         Identification Number)

                       11100 Wayzata Boulevard, Suite 111
                              Minnetonka, MN 55305
               (Address of Principal Executive Offices, Zip Code)

       Registrant's telephone number, including area code: (952) 541-0455



                      4685 South Highland Drive, Suite 202
                           Salt Lake City, Utah  84117
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

         Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 5, 2004 (the "Merger Agreement"), by and among Seven Ventures, Inc. (the "Registrant"), Seven Ventures Newco, Inc., a Minnesota corporation and wholly owned subsidiary of the Registrant ("Acquisition Co."), and Chex Services, Inc., a Minnesota corporation ("Chex"), Acquisition Co. merged with and into Chex, with Chex remaining as the surviving company and a wholly owned operating subsidiary of the Registrant (the "Merger"). The Merger was effective as of June 7, 2004, upon the filing of Articles of Merger with the Minnesota Secretary of State (the "Articles of Merger," and collectively referred to with the Merger Agreement as the "Plan of Merger"). On June 8, 2004, the Registrant issued a press release announcing the effectiveness of the Merger.

         At the effective time of the Merger, the legal existence of Acquisition Co. ceased, and all 2,170,000 shares of common stock of Chex that were outstanding immediately prior to the Merger and held by Chex's sole shareholder (Equitex, Inc.) were cancelled, with one share of common stock of Chex issued to the Registrant. Simultaneously, the former sole shareholder of Chex common stock received (i) an aggregate of 7,700,000 shares of common stock of the Registrant, representing approximately 92.9% of the Registrant's common stock outstanding immediately after the Merger, and (ii) a warrant to purchase up to 800,000 shares of the Registrant's common stock at a per-share price of ten cents ($0.10). Subsequent to the closing of the Merger, the majority of the warrant was transferred to individual affiliates of Equitex, Inc. Pursuant to the Plan of Merger and simultaneously with the Merger, a group of affiliates of MBC Global, Inc. loaned the Registrant an aggregate of $400,000 in exchange for convertible promissory notes earning interest at 12% per annum. The notes are convertible upon certain milestone events in the relationship between MBC Global, Inc. and the Registrant (pursuant to which MBC Global has agreed to render certain financial advisory services to the Registrant), and certain other events as outlined in the convertible notes.

         The above-described transactions took place at the effective time of the Merger, June 7, 2004, and represent a change in control of the Registrant inasmuch as greater than 50% of the issued and outstanding common stock of Registrant after the Merger is now held by Equitex, Inc., the former sole shareholder of Chex. The Registrant's common stock is the only class of capital stock outstanding, and the only class of capital stock entitled to vote on corporate matters, including the election of directors.

         The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of five percent or more of the Registrant's outstanding common stock after the Merger, by (i) each person known by the Registrant to be the beneficial owner of more than five percent of the Registrant's outstanding common stock after the Merger, (ii) each director of the Registrant after the Merger, (iii) each named executive officer (as defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended) after the Merger, and (iv) all executive officers and directors as a group, after the Merger. Unless otherwise indicated, the address of each of the following persons is 500 Australian Avenue South, Suite 625, West Palm Beach, Florida 33401:

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                                                          % BEFORE    % AFTER
NAME OF BENEFICIAL OWNER               NUMBER OF SHARES     MERGER    MERGER (1)
------------------------------------   ----------------   --------   ---------
Equitex, Inc. (2)                           7,860,000          *       93.0%
Henry Fong (3)                              8,070,000          *       93.2%
Aaron Grunfeld (4)                          7,895,000          *       93.1%
James P. Welbourn (5)                         218,020          *        2.6%
Ijaz Anwar (6)                                 70,000          *        *
All directors and executive officers
as a group (5 persons) (7)                  8,393,020          *       93.6%
---------------------------------
* indicates less than one percent.

(1) All share numbers and percentages are as of June 18, 2004.

(2) Includes 7,700,000 shares of the Registrant's common stock, and 160,000 shares of the Registrant's common stock issuable upon the exercise of warrants currently exercisable.

(3) Includes 7,700,000 shares of the Registrant's common stock held by Equitex, Inc., 160,000 shares of the Registrant's common stock issuable upon the exercise of warrants held by Equitex, Inc. and currently exercisable, with respect to which Mr. Fong is a director and officer, and 210,000 currently exercisable warrants held by Mr. Fong. Mr. Fong disclaims beneficial ownership of the shares owned by Equitex, Inc.

(4) Includes 7,700,000 shares of the Registrant's common stock held by Equitex, Inc., 160,000 shares of the Registrant's common stock issuable upon the exercise of warrants held by Equitex, Inc. and currently exercisable, with respect to which Mr. Grunfeld is a director, and 35,000 currently exercisable warrants held by Mr. Grunfeld. Mr. Grunfeld disclaims beneficial ownership of the shares owned by Equitex, Inc.

(5) Includes 210,000 currently exercisable warrants held by Mr. Welbourn.

(6) Includes 70,000 currently exercisable warrants held by Mr. Anwar.

(7) Includes Messrs. Fong, Grunfeld, Welbourn (director and President of the Registrant), Ijaz Anwar (Chief Financial Officer of the Registrant) and Thomas
B. Olson (Secretary of the Registrant).

         At the effective time of the Merger and pursuant to the Plan of Merger, the Registrant's board of directors was reconstituted by the appointment of Henry Fong, Aaron Grunfeld and James P. Welbourn, and the resignation of Travis Jenson (the Registrant's sole director immediately prior to the Merger) all effective as of the consummation of the Merger. Biographical information for the Registrant's new directors is set forth below.

         HENRY FONG, 68, became the Registrant's Chairman and Chief Executive Officer upon the effectiveness of the Merger. Mr. Fong has served in a variety of roles for other public corporations. Mr. Fong is President, Treasurer and a director of Equitex, Inc., and has been President and a director of Torpedo Sports USA, Inc. since March 2002. Torpedo Sports is a publicly traded manufacturer and distributor of recreational equipment. Mr. Fong is also currently President and a director of Equitex 2000, Inc., in which capacities he has served since such company's inception in 2001. From December 2000 to January 2002, Mr. Fong was a director of Popmail.com, Inc., a publicly traded Internet marketing company. From January 1993 to January 20, 1999, Mr. Fong was Chairman of the Board and Chief Executive Officer of California Pro Sports, Inc., a publicly traded manufacturer and distributor of in-line skates,

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hockey equipment and related accessories. From 1959 to 1982, Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981, he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978, he was selected to participate in the Federal Executive Development Program and in 1981, he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the Air Force Meritorious Civilian Service Award in 1982. Mr. Fong has passed the uniform certified public accountant exam. In March 1994, Mr. Fong was one of 12 CEOs selected as Silver Award winners in Financial World magazine's corporate American "Dream Team."

         AARON GRUNFELD, 57, became a director of the Registrant upon the effectiveness of the Merger. Mr. Grunfeld is also a director of Equitex, Inc., and has served as such since November 1991. Mr. Grunfeld has been a director of Equitex 2000, Inc. since its inception in 2001. Mr. Grunfeld has been engaged in the practice of law since 1971 and has been of counsel to the firm of Resch Polster Alpert & Berger, LLP, Los Angeles, California since November 1995. From April 1990 to November 1995, Mr. Grunfeld was a member of the firm of Spensley Horn Jubas & Lubitz, Los Angeles, California. Mr. Grunfeld received an A.B. in Political Science from UCLA in 1968 and a J.D. from Columbia University in 1971. He is a member of the California Bar Association.

         JAMES P. WELBOURN, 55, is a founder of Chex Services, Inc. and has been President, CEO and a Director of the company since it's inception in 1992. He now serves as Chairman of the Chex Services Inc. board of directors. Mr. Welbourn also serves on the board of directors of Denaris, Inc. a subsidiary of Equitex, Inc. whose primary business is developing private network and specialty use programs for "Stored Value Cards" and on the board of directors of Paymaster Jamaica, a Kingston, Jamaica company that provides bill pay and other products and services throughout the island. Mr. Welbourn graduated from Marquette University with a degree in Education and earned his MBA degree from George Williams College. Mr. Welbourn has been selected as an honored professional of the National Directory of Who's Who in Executive and Professionals from 1996 through 2002 and was appointed to the Business Advisory Council in 2001 and the Presidents Business Commission in 2002.

         Upon the effectiveness of the Merger, the Registrant's executive management team was also reconstituted. Immediately prior to the effectiveness of the Merger, Jeff Keith served as the Registrant's Chief Executive Officer and Chief Financial Officer. Effective upon the Merger, the Registrant's newly reconstituted board of directors appointed the following individuals to serve as executive officers of the Registrant:

         Name                      Position
         -------------------       ------------------------------------
         Henry Fong                Chairman and Chief Executive Officer
         James P. Welbourn         President
         Ijaz Anwar                Chief Financial Officer
         Thomas B. Olson           Secretary

         IJAZ ANWAR, 33, combines over twelve years of management experience with his background in accounting and finance. Recently, Ijaz has participated in a number of merger and acquisition transactions, where he has evaluated economic and investment strategies. He has held various management positions within the entertainment industry and has also overseen a multi-million dollar finance operation for an international hotel chain. Ijaz received his Bachelor of Science degree from the University of Houston and completed his coursework in accounting from the university's Department of Accounting and Taxation. He has passed the Certified Public Accountants Exam and is a member of the American

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Institute of Certified Public Accountants (AICPA) as well as the Minnesota
Society of Certified Public Accountants.

         THOMAS B. OLSON, 38, became the Registrant's Secretary upon consummation of the Merger. Mr. Olson also serves as the Secretary of Equitex, and has held such position since January 1988. Furthermore, Mr. Olson has been a director of Chex since May 2002. Since March 2002, Mr. Olson has served as the corporate Secretary of Torpedo Sports USA, Inc., a publicly traded manufacturer and distributor of recreational equipment. Mr. Olson also serves as the Secretary of Equitex 2000, Inc. and has held such position since the company's inception in 2001. Since August 2002, Mr. Olson has been the Secretary of El Capitan Precious Metals, Inc., a publicly traded company with ownership interest in a mining property. From February 1990 to February 2000, Mr. Olson was a director, and from May 1994 to February 2000 Secretary, of Immune Response, Inc. a publicly held investee of Equitex which merged with Opticon Medical, Inc., in February 2000. Mr. Olson has attended Arizona State University and the University of Colorado at Denver.

     The board of directors of Chex Services, Inc., the Registrant's wholly owned subsidiary after the Merger, consists of James P. Welbourn, Ralph Klein, Aaron Grunfeld and Ijaz Anwar. Currently, James P. Welbourn discharges the duties of Chief Executive Officer and Ijaz Anwar discharges the duties of Chief Operating Officer and Chief Financial Officer.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

IN GENERAL

         On June 7, 2004, the Merger was consummated and the Registrant acquired the operating business of Chex as a wholly owned operating subsidiary of the Registrant. The acquisition was effected pursuant to the Merger, wherein Acquisition Co. merged with and into Chex, with Chex remaining as the surviving company. On June 8, 2004, the Registrant issued a press release announcing the effectiveness of the Merger.

         At the effective time of the Merger, the legal existence of Acquisition Co. ceased, and all 2,170,000 shares of common stock of Chex that were outstanding immediately prior to the Merger and held by Chex shareholders were cancelled, with one share of common stock of Chex issued to the Registrant such that Chex became a wholly owned operating subsidiary of the Registrant. Simultaneously, Equitex, Inc., the former sole shareholder of Chex common stock, received an aggregate of 7,700,000 shares of common stock of the Registrant, representing approximately 92.9% of the Registrant's common stock outstanding immediately after the Merger. In addition, Equitex, Inc. received a five-year warrant to purchase up to an additional 800,000 shares of the Registrant's common stock at an exercise price of ten cents ($0.10) per share. Subsequent to the closing of the Merger, the majority of the warrant was transferred to individual affiliates of Equitex, Inc. Pursuant to the Plan of Merger and simultaneously with the Merger, a group of affiliates of MBC Global, Inc. loaned the Registrant an aggregate of $400,000 in exchange for convertible promissory notes earning interest at 12% per annum. The notes are convertible upon certain milestone events in the relationship between MBC Global, Inc. and the Registrant (pursuant to which MBC Global has agreed to render certain financial advisory services to the Registrant), and certain other events as outlined in the convertible notes.

DESCRIPTION OF BUSINESS OF CHEX SERVICES, INC.

     Chex Services, Inc. was organized as a Minnesota corporation in July 1992. Chex Services was formed to provide comprehensive cash-access services to casinos, and other gaming establishments, while also marketing their products ala carte to other establishments in the casino, entertainment and hospitality

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industries. Chex Services' total funds transfer system allows casino patrons to access cash through check cashing, credit/debit card cash advances, automated teller machines (ATMs) and wire transfers. Chex Services' check and credit card advance systems allow it to compile detailed demographic data about patrons that utilize these services. The collected demographic data is then provided to the casino operators for use in their marketing efforts.

         As of March 31, 2004, Chex Services had contracts to provide its cash-access products and services in 44 locations throughout the United States. At each of these locations, Chex Services can provide any one or a combination of check cashing, credit/debit card cash advance systems, and ATM terminals. Chex Services either staffs the locations with its personnel or provides its products and services to the locations based upon the contract with the location.

         Chex Services' services are provided pursuant to the terms of a financial services agreement entered into with the respective establishment. The agreement specifies which cash-access services will be provided by Chex Services, the transaction fees to be charged by Chex Services to patrons for each type of transaction, and the amount of compensation to be paid by Chex Services to the casino. Pursuant to these agreements, Chex Services typically maintains the exclusive rights to provide its services for the term of the contract.

         At each of the locations where Chex Services provides its cash-access services, it must have sufficient cash available to process both check cashing and credit card advance transactions. Additionally, at each location where it operates ATMs, Chex Services must have sufficient cash available to replenish the ATM machines. The amount of cash required depends on the transaction volumes of each product and the average dollar amount per transaction. To meet its cash needs, Chex Services arranges to have the cash it maintains on deposit delivered from a local bank as needed. If Chex Services is providing its products to its customers and not the employees, then the customer is responsible for providing the cash to manage its operations. Chex Services has a treasury management account with Wells Fargo Bank that is set up to sweep all the local banking accounts each day in order to control, expedite, and realize economies of scale in money movement.

CREDIT/DEBIT CARD CASH ADVANCE SERVICES

         Chex Services' credit/debit card cash advance services allow patrons to use their VISA, MasterCard, Discover, and American Express cards to obtain cash. The remote cash-access terminals and other equipment used to provide credit card advance services are provided by a vendor pursuant to cash advance service agreements between Chex Services and the vendor. Each of the agreements provides that the vendor will supply, install and maintain, at the vendor's expense, the equipment and supplies necessary to operate the cash advance system. Chex Services has recently completed development of their own proprietary Credit Card Cash Advance System and will be retrofitting all of its locations to the new technology in the second and third quarters of 2004. In addition, the Chex Services sales organization will be marketing this product to the gaming industry.

         Under the terms of the vendor agreements, the vendor charges each patron completing a credit card cash advance transaction a service fee based on the cash advance amount and pays a portion of such service fee to Chex Services. The service fee and the cash advance amount are charged against the credit card account of the patron effecting the transaction and is deposited by the appropriate credit card company into the vendor's account. The vendor reimburses Chex Services for the cash advance amount by check, and pays the commission due to Chex Services in the month following the month in which the transaction occurs. At all of the locations at which Chex Services provides cash advance services, it pays the operator a commission for each such completed transaction. Chex Services' new technology will allow them to have the funds electronically transferred into their account, thus maximizing their cash position and expediting the float of funds.

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         Patrons may initiate a credit card cash advance transaction at a remote credit card cash advance terminal at Chex Services' teller facility. The terminals consist of a credit card reader with an integrated keypad and a digital display. The patron initiates the cash advance transaction by swiping the credit card's magnetic strip through the card reader and then entering the amount of cash desired. The remote terminal automatically accesses the credit card company's authorization center for approval of the transaction. If the transaction is approved, a cash advance draft is automatically generated at the teller facility and the patron is directed to go to the teller facility to obtain the cash advance. At the teller facility, the employee verifies the patron's identity and performs certain other security measures gathering certain demographic information, including the patron's address and telephone number.
The patron then endorses the back of the cash advance draft, initials the front of the draft acknowledging the service fee charge and receives the cash requested with a transaction receipt. The vendor, pursuant to the terms of the agreements with Chex Services, guarantees payment to Chex Services for all transactions that are processed in accordance with the procedures specified in the agreements.

         For the year ended December 31, 2003, Chex Services processed approximately 434,100 credit/debit card transactions totaling approximately $150 million in advances and earned fees of approximately $5,200,000 on these transactions.

CHECK-CASHING SERVICES

         Chex Services' check-cashing services allow patrons of a location/establishment to access cash by writing a check to Chex Services at its teller facility staffed by Chex employees. Chex employees conduct the authorization and verification process for check-cashing transactions in accordance with detailed procedures developed to help minimize bad debt from returned checks. Chex Services' new product, ChexGuard, developed with Wells Fargo Bank and VISA POS, electronically deposits the checks and utilizes the VISA banking rail to verify that the account is open and that the funds written for the check amount are currently in the account. The funds are deposited into Chex Services' account the following day, thus significantly speeding up deposits into their account versus the manual deposit method and decreasing overall bank charges. In addition, risk is mitigated with this new technology. Chex Services has implemented ChexGuard in all of its locations and is now marketing the product to potential customers in the retail, entertainment, and gaming industries.

         Chex Services charges the customer a fee for cashing checks. The fee for personal checks ranges from 3% to 10% of the amount of the cashed check. At the locations where they provide check-cashing services, Chex Services pays the location operator a commission based upon the monthly amount of checks cashed. Chex Services also cashes other financial instruments at varying customer fees, such as money orders, government checks, payroll checks, insurance checks, etc.

         Chex Services' check-cashing services benefit location operators by providing demographic information on the location's patrons, relieving the location of any risk and collection costs associated with returned checks and by allowing the location to focus on the aspects of the business that they do best.

         Chex Services mitigates its potential for returned items by establishing check-cashing limits based on the customer's history at Chex Services locations, which is captured and maintained. The customer's ability to pay is critical in establishing their check-cashing limits. In addition, Chex Services utilizes their recently developed ChexGuard product to determine if a customer has a valid open account and whether the funds for the amount of the check written are currently in the account. Chex Services also takes an imprint of the customers finger to both deter potential bad checks and to assist their efforts in collections when necessary.

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         Chex utilizes its in-house collections department to pursue collection of returned checks. For the year ended December 31, 2003, Chex Services collected fees of approximately $510,000 on returned checks and had other income of approximately $57,000. For the year ended December 31, 2003, Chex cashed approximately $307 million in customer checks and earned fees of approximately $9,100,000 on these transactions. Based on the volume of personal and other checks, Chex earns a blended rate of 3% on total check cashing volume.

         For the year ended December 31, 2003, Chex Services cashed approximately $307 million in customer checks and earned fees of approximately $9,100,000 on these transactions.

ATM SYSTEMS

         Under the terms of the agreements with the processor, also known as the vendor, Chex Services receives a surcharge fee for each cash withdrawal, and the vendor credits Chex Services' bank settlement account for each transaction, less any processing fees. The surcharge, which is a charge in addition to the cash advance, is made against the bank account of the patron effecting the transaction and is deposited in the vendor's account. The vendor reimburses Chex Services for the cash advance amount generally within two days of the transaction and pays the surcharge commission due Chex Services for each withdrawal either immediately or in the month following the month in which the transactions occurred. This variance in the timing of the surcharge payments is based upon the ATM processing agreements between Chex Services and its vendors. Chex Services generally passes on an agreed-upon percentage of the surcharge commissions to the locations where the ATMs are placed. For the year ended December 31, 2003, Chex Services processed approximately 3.7 million ATM transactions with approximately $354 million in advances and earned fees or commissions of approximately $3,200,000.

         Chex in partnership with Diebold, has developed proprietary ATM software called MultiGuard that can be applied to the hardware and software platform of Diebold ATM machines. Diebold is a leading manufacturer of ATM machines in the United States. MultiGuard allows gaming patrons to access cash limits above and beyond their traditional daily ATM limits. Where as MultiGuard offers services similar to the well known 3-in-1 ATMs in the gaming industry, MutliGuard goes further to offer more than just cash access. The MultiGuard machine is a fully loaded, multi-media capable advertising venue. MultiGuard is capable of displaying casino advertisements, dispensing coupons, and providing short entertainment clips while not being used as a cash access device. In addition, MultiGuard is capable of processing ticket in/tickect out ("TITO") and ticket in/cash out (TICO") functions. MultiGuard also provides the greatest number of open input/output options to attach enhancements like bar-code readers and other USB (universal serial bus) plug-and-play devices.

STORED VALUE CARD

         In August 2002, Chex Services executed an agreement with West Suburban Bank to issue stored value cards. Under the terms of the agreement, Chex Services services will primarily function as an independent marketing agent. The "FastFunds" Stored Value Card program allows customers to load money onto the FastFunds card that can be used at ATMs worldwide and at any location that accepts personal identification number (PIN) based point-of-sale debit transactions. FastFunds current customer base can load jackpot winnings on to the card, up to a maximum of $7,500 per day, which is less costly and more secure for the establishment and safer for the customers. Customers can also load money on to the card rather than leave the gaming establishment with a significant amount of cash winnings. Using two cards and transferring money from one card to the other also allows the card to be used for money remittance in a method that can be less expensive and more convenient than traditional money remittance systems.

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PREPAID PAYROLL CARD

         Chex Services has been approved by Visa U.S.A. to market a prepaid payroll card program through West Suburban Bank to current and prospective clients. This program allows employees to have their payroll loaded on to the "PowerCash" payroll card which they can then use at ATMs to make cash withdrawals or make purchases at any location that accepts debit and credit cards. The PowerCash payroll card is targeted at employees who do not have checking accounts or do not prefer to use direct deposit. The PowerCash payroll card can be used as a virtual checking account and has bill-payment capabilities.

         In March 2003, Chex Services began marketing the PowerCash prepaid payroll card to employees of casinos in which we operate. By law, employers are required to offer to their employees at least one alternative to direct deposit for their pay. To comply with this law, employers have traditionally offered manual checks, which are costly. Chex's PowerCash prepaid payroll card will allow employers to comply with the law with more ease and less cost. If requested by the employee, Chex Services will "load" the amount of the employees pay, as reported by the employer, onto a card, which the employee may then utilize to draw down the balance like a debit card. The PowerCash prepaid payroll cards are accepted by most merchants throughout the world. Chex receives a transaction fee each time the employee utilizes the card as well as half of the monthly maintenance fee. Because Chex believes this product can be utilized in a broad context, Chex intends to market this product outside of the gaming industry.

MARKETING AND SALES OF SERVICES

         Chex Services' objective is to increase the number of locations at which it provides cash access services in the gaming industry. It intends to pursue obtaining additional contracts with new casinos, existing casinos not currently contracting with a cash access provider and other existing casinos when such casino's current contracts with another cash access service provider expire. At December 31, 2003, Chex Services had 44 contracts with casinos and other gaming establishments to provide varying levels of cash access services.

         In furtherance of Chex Services' objective to increase its market share, its marketing plan is designed to increase Chex Services' profile in the casino industry. The marketing plan includes increasing direct personal contact with casino management personnel responsible for decision making regarding cash access services, including the implementation of customer service workshops that are designed for the company's and the casino's employees. Chex Services has developed a network of associates in the casino industry who are able to refer casino management to the company. It also advertises in trade publications, attends industry trade shows and distributes sales material to casino operators through direct mail.

RISK FACTORS

         IN GENERAL. The purchase of shares of the Registrant's common stock is very speculative and involves a very high degree of risk. An investment in the Registrant is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Registrant.

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         CHEX INCURRED A NET LOSS IN 2003, AND THERE IS NO ASSURANCE WE WILL BE
PROFITABLE IN 2004. As a wholly owned subsidiary of Equitex, Inc. prior to the Merger, Chex incurred a net loss for the year ended December 31, 2003. The precise amount of this loss will be disclosed in the financial statements to be filed as an amendment to this Current Report on Form 8-K within the next 60 days. In addition, for the three months ended March 31, 2004, Chex incurred a net loss. There is no assurance that Chex will realize a profit for the year ending December 31, 2004.

     CHEX MAY INCUR SIGNIFICANT EXPENSE AS A RESULT OF PENDING LEGAL ACTIONS RELATING TO ITS ATTEMPTS TO ENGAGE IN TRANSACTIONS PRIOR TO THE MERGER. Prior to the Merger, Equitex, Inc. unsuccessfully attempted to enter into similar transactions (in which Chex Services would be sold) with Cash Systems, Inc. and iGames Entertainment, Inc. Nevertheless, Equitex, Inc. was unable to consummate transactions with either company. Litigation subsequently arose with Cash Systems which has since been settled, and which was settled prior to the Merger. Nevertheless, Equitex, Inc. and Chex Services continue to engage in litigation with iGames. As a result, there may be significant costs related to these legal actions and there is no guarantee Equitex of Chex will be successful either in defending against the iGames lawsuit or successfully pursuing any possible counterclaims. As part of the Merger, Equitex, Inc. agreed to fully indemnify Chex Services and Seven Ventures, Inc. for any costs, expenses and damages incurred in connection with the iGames litigation.

         THE POTENTIAL FOR LOSSES RELATED TO RETURNED CHECKS IS SIGNIFICANT, AND IF SUCH LOSSES MATERIALIZE THEY COULD MATERIALLY AND ADVERSELY AFFECT THE FINANCIAL PERFORMANCE AND OPERATIONS OF CHEX SERVICES, INC. AND SEVEN VENTURES, INC. The Registrant estimates that Chex Services, Inc. will transact approximately $245 million in check-cashing volume during 2004. Chex charges operations for potential losses on returned checks in the period such checks are cashed, since ultimate collection of these items is uncertain. Recoveries on returned checks are credited in the period when the recovery is received. Chex employs a full-time collections specialist and has systems in place to mitigate the amount of returned checks, but the potential for losses on returned checks could be significant and could have a material negative impact on the financial condition and results of operations of Chex and Seven Ventures, Inc., in any given period.

         FOR ITS REVENUES, CHEX'S BUSINESS IS HIGHLY DEPENDENT ON CHECK CASHING, CREDIT/DEBIT CARD CASH ADVANCES AND ATM FEES, ANY OR ALL OF WHICH COULD BE LIMITED BY STATE AND/OR FEDERAL REGULATION. Chex's revenues are mainly composed of fees charged to its customers for check cashing, credit card and ATM transactions. If federal or state authorities were to limit or ban fees charged for any or all of these services, Chex would suffer a significant decline in revenues that could have a material adverse effect on its business, growth, financial condition and results of operations, and correspondingly those of Seven Ventures, Inc.

         CHEX'S BUSINESS IS SUBJECT TO REGULATION BY VARIOUS TRIBAL AND GOVERNMENTAL AGENCIES. A majority of locations where Chex offers its services are on tribal lands. Chex is licensed at many of the locations where it operates by the local tribal authority and/or various state licensing organizations. All of the tribes operate under various compacts negotiated with the states where they are domiciled. The Bureau of Indian Affairs, a division of the U.S. Department of Commerce, oversees the regulatory aspects of these compacts. If a tribe were found to be violating the regulations of the state compact, its locations could be closed down. Any such closures would have a material adverse effect on the business, growth, financial condition and results of operations of Chex, and correspondingly on Seven Ventures, Inc. Furthermore, tribal adherence to the applicable provisions of state compacts is beyond the control of Chex and Seven Ventures.

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

         CHEX RELIES ON CERTAIN NOTES PAYABLE TO FUND ITS CHECK-CASHING OPERATIONS AND GROWTH. THESE NOTES ARE DEMAND NOTES SUBJECT TO REPAYMENT ON 90 DAYS NOTICE. Chex relies in part on debenture notes from private investors to operate its business and to fund its growth. There is no assurance that Chex will continue to be able to raise the necessary funds to support its future growth through similar financing transactions. Additionally, these debenture notes are one year in length, but cancelable (and thereby subject to repayment) by either party with 90 days notice. There is no assurance that Chex will be able to replace funds in the event of the non-renewal of a note or a cancellation notice. If in the future Chex is unable to continue relying on the debenture notes to finance its continued operations and growth, Chex and/or Seven Ventures may be forced to seek additional means of financing. There can be no assurance that any form of financing will be available on terms acceptable to the Chex and/or Registrant, if at all.

         CHEX OPERATES AT GAMING ESTABLISHMENTS UNDER WRITTEN CONTRACTS WHOSE MATERIAL TERMS MAY NOT BE ENFORCEABLE. Generally, Chex operates at gaming establishments pursuant to written contracts. Nevertheless, because many of the gaming establishments are located in Native American tribal lands, some or all of the material provisions of these contracts may not be enforceable due to the unwillingness of a tribe to provide a waiver of its sovereign immunity, limited or otherwise. Alternatively, the enforcement of an enforceable contract is likely to be much more costly if the contracting party is a tribe, due to a failure to waive sovereign immunity.

         CHEX FACES INTENSE COMPETITION FOR ITS PRODUCTS AND SERVICES. Chex competes with a number of companies in its market niche. Companies such as Game Financial Corp. (owned by American Express), Global Cash Access, Cash Systems and Americash offer full-service-booth check-cashing operations. In addition, Chex competes with Global Cash Access, Game Financial Corp., Cash Access Systems, Inc., Cash & Win (through an alliance with Comerica Bank and NDC), Americash and Borrego Springs Bank for ala carte credit card cash advance systems and ATMs to the gaming and hospitality industries. Some of these companies are much larger and better financed than Chex. There can be no assurance that Chex will be able to compete successfully with these companies in its particular market niche.

         AS COMPETITION INCREASES, THERE CAN BE NO ASSURANCE THAT CHEX WILL BE ABLE TO SECURE RENEWALS OF ITS EXISTING CONTRACTS. Chex operates its business at most locations through contracts negotiated with tribal authorities and other entities that typically last for one to five years. While Chex historically has had significant success in renewing these contracts for successive terms, there can be no assurance that future contract renewals will be successful and that Chex will be able to maintain its existing client base. Failure to complete a significant number of contract renewals could have a material adverse effect on Chex's business, growth, financial condition and results of operations, and correspondingly those of Seven Ventures, Inc.

         CHEX'S FUTURE GROWTH DEPENDS ON ITS ABILITY TO OBTAIN NEW CUSTOMER CONTRACTS. The continued expansion and development of Chex's business will depend on the execution of new contracts with casinos and other gaming establishments. To date, Chex has concentrated its efforts on Native American tribal casinos where it has significant market penetration. In order to continue its growth, Chex will likely be required to market its products to non-tribal casinos and other gaming establishments in larger traditional gaming markets. In such event, there can be no assurance that Chex will be successful. The inability to penetrate these new markets could have a material adverse effect on Chex's future growth. Any material negative effect would likely have a corresponding material and negative effect on the business, financial condition and results of operations of Seven Ventures, Inc.

         In addition, Chex intends to market its new products, the FastFunds stored value card and the prepaid payroll card, to industries outside of the Native American gaming industry where it currently primarily operates. Neither the Registrant nor Chex can offer any assurance that Chex's efforts will be successful. Chex's inability to penetrate these markets could have a material adverse effect on its future growth, which would in turn affect the business, financial condition and results of operations of Seven Ventures, Inc.

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

         CHEX IS DEPENDENT UPON ITS MANAGEMENT AND MAY NOT BE ABLE TO RETAIN KEY EMPLOYEES. Chex's growth and profitability will materially depend on its ability to retain key executives and managers, attract capable employees, and maintain and develop the systems necessary to operate its business. The loss of any one or more of its key executives could have a material adverse effect on Chex's business, growth, financial condition and results of operations, and a corresponding adverse effect on Seven Ventures, Inc.

         CHEX'S COMPUTER SYSTEMS ARE SUBJECT TO SECURITY RISKS WHICH, IF BREACHED, COULD ADVERSELY EFFECT ITS BUSINESS AND FINANCIAL CONDITION. Chex currently maintains a site on the world wide web at WWW.FASTFUNDSONLINE.COM to promote, enhance and encourage customers to use its services and to educate them on its services and products. On a secure section of its website, Chex maintains its proprietary application management software for use by its customers. Like most computer systems, Chex's systems are subject to the risks of computer viruses and unauthorized individuals (hackers) obtaining access to and inadvertently or purposefully damaging its systems. Chex and the Registrant believe the security and virus-detection systems and controls that Chex has implemented significantly reduce these risks. If Chex's systems were nonetheless compromised, its customers could lose data or be unable to access the system. In addition, sensitive information regarding its customers that is maintained on its system may become publicly available. In such an event, Chex may be exposed to liability from its customers, may lose these customers and may suffer significant damage to its business reputation. Any of these events could have a material and adverse effect on Chex's business and financial condition, and a corresponding effect on Seven Ventures, Inc.

FORWARD-LOOKING STATEMENTS

         This Current Report contains forward-looking statements regarding, among other items, expected sales penetration, our growth strategy and anticipated trends in the industry and our business. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, most of which are beyond our control. Actual results could likely differ materially from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that any of the forward-looking information contained in this Current Report will, in fact, transpire or prove to be accurate.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Business Acquired. The financial statements of Chex will be filed by amendment to this Current Report on Form 8-K within the next 60 days.

         (c) Exhibits.

         2.1 Agreement and Plan of Merger by and among Seven Ventures, Inc., Seven Ventures Newco, Inc., and Chex Services, Inc. dated April 14, 2004.

         2.2 Articles of Merger relating to the merger of Seven Ventures Newco, Inc. with and into Chex Services, Inc., a wholly owned subsidiary of the Registrant, as filed with the Minnesota Secretary of State on June 7, 2004.

         10.1 Secured Promissory Note of Chex Services, Inc. in the principal amount of $5,000,000, in favor of Equitex, Inc., dated March 8, 2004.

         10.2 Chex Note Security Agreement by and between Chex Services, Inc. and Equitex, Inc., dated March 8, 2004.

         10.3 Guaranty Agreement by and among Chex Services, Inc., Pandora Select Partners, L.P. and Whitebox Hedged High Yield Partners, L.P.

         10.4 Chex Guarantee Security Agreement by and among Chex Services, Inc., Pandora Select Partners, L.P. and Whitebox Hedged High Yield Partners, L.P.

         10.5 Security Agreement by and among Equitex, Inc., Seven Ventures, Inc., Pandora Select Partners, L.P. and Whitebox Hedged High Yield Partners, L.P., dated June 7, 2004.

         10.6 Form of Convertible Promissory Note and Appendix of Lenders by and among Seven Ventures, Inc. and lenders affiliated with MBC Global, Inc., dated effective as of April 14, 2004 (together with Appendix of Lenders).

         10.7 Warrant issued to Equitex, Inc. for the purchase of 800,000 shares of the Registrant's common stock, dated effective as of April 14, 2004.

         99.1 Press Release dated June 8, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SEVEN VENTURES, INC.
Date:  June 22, 2004                    By: /s/  Henry Fong
                                            ------------------------
                                            Henry Fong, Chairman and
                                            Chief Executive Officer


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

                                  EXHIBIT INDEX


     2.1 Agreement and Plan of Merger by and among Seven Ventures, Inc., Seven Ventures Newco, Inc., and Chex Services, Inc. dated April 14, 2004.

     2.2 Articles of Merger relating to the merger of Seven Ventures Newco, Inc. with and into Chex Services, Inc., a wholly owned subsidiary of the Registrant, as filed with the Minnesota Secretary of State on June 7, 2004.

     10.1 Secured Promissory Note of Chex Services, Inc. in the principal amount of $5,000,000, in favor of Equitex, Inc., dated March 8, 2004.

     10.2 Chex Note Security Agreement by and between Chex Services, Inc. and Equitex, Inc., dated March 8, 2004.

     10.3 Guaranty Agreement by and among Chex Services, Inc., Pandora Select Partners, L.P. and Whitebox Hedged High Yield Partners, L.P.

     10.4 Chex Guarantee Security Agreement by and among Chex Services, Inc., Pandora Select Partners, L.P. and Whitebox Hedged High Yield Partners, L.P.

     10.5 Security Agreement by and among Equitex, Inc., Seven Ventures, Inc., Pandora Select Partners, L.P. and Whitebox Hedged High Yield Partners, L.P., dated June 7, 2004.

     10.6 Form of Convertible Promissory Note and Appendix of Lenders by and among Seven Ventures, Inc. and lenders affiliated with MBC Global, Inc., dated effective as of April 14, 2004 (together with Appendix of Lenders).

     10.7 Warrant issued to Equitex, Inc. for the purchase of 800,000 shares of the Registrant's common stock, dated effective as of April 14, 2004.

     99.1 Press Release dated June 8, 2004.



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